Exhibit 5.1
[Hand Arendall LLC Letterhead]
October 6, 2008
BancTrust Financial Group, Inc.
100 Saint Joseph Street
Mobile, Alabama 36602
     Re: Universal Shelf Registration Statement on Form S-3 (No. 333-[               ])
Ladies and Gentlemen:
          We have acted as counsel to BancTrust Financial Group, Inc., an Alabama corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).
          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
          The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following Company securities (collectively, the “Registered Securities”): (i) shares of common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of preferred stock, no par value (the “Preferred Stock”); (iii) rights to purchase Common Stock and other Registered Securities (the “Rights”); and (iv) warrants to purchase any of the Registered Securities (the “Warrants”). The Registered Securities will have an aggregate offering price of up to $75,000,000 and may be offered from time to time on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.
          Each of the shares of Preferred Stock will be issued pursuant to, and following the due adoption and filing of, an amendment to the Company’s amended and restated articles of incorporation, as amended, setting forth the preferences, limitations and relative rights with respect to such class or series of Preferred Stock. Each of the Rights will be issued pursuant to a rights agreement to be entered into between the Company and an entity selected by the Company to act as the rights agent (a “Rights Agent”) substantially in the form filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Rights Agreement”). Each Warrant will be issued pursuant to a warrant agreement substantially in the form filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Warrant Agreement”).

          As counsel to the Company, we have examined the relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. We have relied upon the statements contained in the Registration Statement and statements of officers of the Company, and we have made no independent investigation with regard thereto. We have assumed that (i) the Registration Statement and any amendment thereto will have become effective (and will remain effective at the time of any issuance of any securities thereunder) and (ii) a prospectus supplement describing each class or series of securities offered pursuant to the Registration Statement shall have been filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission.
          Our opinions set forth below are limited to the laws of the State of Alabama and federal laws of the United States of America to the extent referred to specifically herein, and we do not express any opinion herein concerning any other laws.
          This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs below. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.
          Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:
1.	When, as and if (a) appropriate corporate action has been taken to authorize the issuance of authorized but unissued or treasury shares of Common Stock, (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (c) Common Stock shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (d) certificates representing shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events and receipt by the Company of such lawful consideration as the Board of Directors (or an authorized committee thereof) may determine is adequate, such Common Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

2.	When, as and if (a) the appropriate corporate action has been taken by the Company to establish the class or series and authorize the issuance of not more than 500,000 shares in the aggregate of Preferred Stock, including the due adoption by the Company’s board of directors, approval by shareholders as required by the Alabama Constitution of 1901 and filing of articles of amendment to the Company’s amended and restated articles of incorporation, (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (c) Preferred Stock shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (d) certificates representing shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events and receipt by the Company of such lawful consideration as the Board of Directors (or an authorized committee thereof) may determine is adequate, such Preferred Stock will be validly issued, fully paid and non-assessable.
3.	When, as and if (a) appropriate corporate action has been taken to authorize the issuance of the Rights, (b) the Rights have been duly executed and delivered against payment therefor, pursuant to the applicable Rights Agreement or other documents, and (c) certificates representing the Rights have been duly executed and delivered by the Rights Agent, then, upon the happening of such events and receipt by the Company of such lawful consideration as the Board of Directors (or an authorized committee thereof) may determine is adequate, such Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
4.	When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants) and (b) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the applicable Warrant Agreement and such appropriate corporate action, then, upon the happening of such events and receipt by the Company of such lawful consideration as the Board of Directors (or an authorized committee thereof) may determine is adequate, such Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
          We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
/s/ Hand Arendall LLC